Exhibit 10.7(a)(3)


                       AMENDMENT #3 DATED February 8, 2005
                        TO THE SPA DATED August 19, 2004

     This Third Amendment ("Third Amendment") to the Stock Purchase Agreement ("SPA") is entered into by and between Cyber Defense Systems, Inc., ("Cyber" or the "Company"), a Florida corporation, inclusive of its successors and assigns, and Allstars Marketing, Inc., a Florida corporation ("Purchaser"), as follows:

                                 R E C I T A L S

     WHEREAS, Company and Purchaser entered into a Stock Purchase Agreement ("SPA") dated as of August 19, 2004, which provided the terms under which Company will be paid the consideration Purchaser agreed to pay to Company for the fair market value of its common stock in the amount of 88,000 shares, inclusive of closing costs. Company agreed to sell to Purchaser and Purchaser agreed to Purchase pursuant to the terms of an SPA entered into between the parties; and,

     WHEREAS, the Purchaser agreed to execute to the benefit of the Company any and all documents required by the Company to perfect its interest in and purchase of the stock so purchased by the Purchaser; and,

     WHEREAS, the Company and Purchaser desire to modify certain terms and conditions regarding the Purchaser's option to purchase additional shares of Cyber common stock, subsequent to the date of the SPA, RRA, and Amendment #1 and # 2 to the SPA, and therefore the parties desire to reflect such modifications, as applicable, to the SPA, on a universal basis, to be applicable to any and all documents relating to the transactions; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the SPA, RRA, and Amendments #1 and #2 to the SPA, as applicable;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the SPA just as if the provisions had been included in the SPA at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

     1. Pursuant to the August 30th, 2004, Amendment # 1 of the SPA dated August 19th, 2004, the Company and Purchaser have agreed to modify Section 11 of said Amendment #1, wherein the number of additional shares available for the Purchaser to purchase are hereby changed. The Purchaser shall hereby be entitled to purchase up to an additional 88,000 shares at the same price per share as paid pursuant to the original 88,000 shares, and subject to the same conditions, such as registration or exemption rights, etc., as the 88,000 shares, but may exercise this right only during the 180 days following the execution date of this Amendment#3. No other shares shall be available to the Purchaser pursuant to this Amendment #3, or the SPA, at such price, other than these 88,000 additional shares




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     2. The Company  shall file an S-3  registration  statement  to register the outstanding 88,000 held by the purchaser by March 1, 2005, pursuant to regulatory procedure and applicable statute.

     3. The Company shall include any of the 88,000 additional shares purchased by the Purchaser in the first registration statement filed subsequent to the purchase of such shares by the Purchaser, but in no event later than 45 days subsequent to such purchase. In the event that an exemption from registration is available to the Company, such additional shares shall be included in such exemption, and if deemed exempt by a regulatory entity or court of appropriate jurisdiction, the Company will not be required to file a registration statement registering such shares.

     4. Conflict and Ratification. Since the intent of this Amendment #3 to the SPA is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the SPA, in the event the terms and provisions of this Amendment #3 conflict with the terms and conditions of the SPA, or any other agreements executed by the parties concerning the SPA, the terms of this Amendment #3 shall prevail only to the extent that this Amendment has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of August 19, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

     5. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the SPA, this Amendment #3 constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the SPA, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the SPA. The provision of this Amendment #3 shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the SPA or Registration Rights Agreement ("RRA"), or any other documents executed or delivered on August 19, 2004, by the parties.

     6. Counterparts. This Amendment #3 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. Amendments. This Amendment #3 may not be amended or modified without the written consent of the Company and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     8. Severability. If any provision of this Amendment #3 shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Amendment #3 shall not be affected thereby.

     9. Titles and Subtitles. The titles and subtitles used in this Amendment #3 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Amendment #3.




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     10.  Successors  and Assigns.  This Amendment #3 may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Amendment #3 shall inure to the benefit of and are binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     11. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Amendment #3, (b) any discussions or negotiations relating to this Amendment #3 and (c) the identity of the parties to this Amendment #3 except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Amendment #3 or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.

     12. Registration Rights. All registration rights granted by the RRA of August 19, 2004, by the Company shall be construed to be applicable, except as amended herein.

     13. Documentation Expense. The Company shall pay One Thousand dollars ($1,000) to the SearchPro Corporation for the provision of documents relating to this Amendment, and for its expenses and costs related to the provision of this Amendment, due and payable upon the execution of this Amendment by the parties hereto.


     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Amendment #3 to be executed and delivered by the undersigned as of the 8th day of February, 2005.


COMPANY: Cyber Dense Systems, Inc., and on behalf of all predecessors, inclusive of On Alert Systems, Inc., successors, affiliates and assigns to which this Amendment #3 may apply


By:               /s/ William Robinson
               -----------------------------------
               William Robinson, CEO



PURCHASER: Allstars Marketing, Inc.


By:               By: /s/ D.M. Legay
               -----------------------------------
               D.M. Legay, President







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